Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Trilogy Metals Inc. of (i) our report dated February 11, 2021, relating to the consolidated financial statements of Trilogy Metals Inc., and (ii) our report dated February 11, 2021 relating to the financial statements of Ambler Metals LLC, both of which appear in Trilogy Metals Inc.'s Annual Report on Form 10-K for the year ended November 30, 2020.

/s/ Signed: PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

June 14, 2021